SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 3, 2004

(Date of Report)

April 19, 2004

(Date of Earliest Event Reported)

AIMS Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-86711 Commission File Number	87-0567854 (IRS Employer I.D. No.)

10400 Eaton Place #450

Fairfax, VA 22030

(Address of Principal Executive Offices)

703-621-3875

(Registrant's Telephone Number)

 (Former Name or Former Address if changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

The Parties

           Acquiror.  AIMS Worldwide, Inc., formerly ETG Corporation, was incorporated in the State of Nevada in 1996 using the name "B & R Ventures, Inc.  AIMS Worldwide, Inc. (the "Acquiror") is a publicly traded corporation (symbol: AMWW:OB). It is a small media property and integrated marketing communications company. The main focus is to provide marketing communications and media distribution services to large and mid-sized businesses.  It is the Company's intention to provide these services by acquiring existing marketing communications and media distribution and property firms rather than hiring a creative, marketing and sales staff and building the business internally.  The principal office of AIMS Worldwide is at 10400 Eaton Place Suite 450, Fairfax, Virginia 22030. The fiscal year is a calendar year and ends on December 31.

ATB Media, Inc.  ATB Media, Inc. was formed to acquire radio broadcast properties and/or invest in companies that had previously acquired radio broadcast properties in small and medium-sized markets and to use innovative techniques and low cost, engineering-driven strategies to upgrade these properties into successful radio stations by relocating such properties to larger markets, increasing authorized power and/or authorized hours of operation.  ATB Media, Inc. owns rights to receive income participation from one or more radio stations.

Sub.  Sub is a wholly owned subsidiary of Acquiror and was formed for the purpose of acquiring the Company.

Interests of Certain Persons in the Merger

Certain of the officers and directors of the Company have an interest in the completion of the Merger, which present them with actual or potential conflicts of interest, as summarized below.  The Board of Directors of the Company was aware of these interests and considered them when it approved the Merger.

For example, Acquiror affiliates Michael Foudy, Gerald Garcia and Denison Smith are control shareholders of ATB Media, Inc, and are each owed substantial amounts by ATB Media, Inc. The assets of ATB Media, Inc secure portions of the ATB debt to Foudy and Smith.  As part of the Merger Agreement, Acquiror is to arrange repayment/refinance/assumption of up to $5,000,000 (Five Million Dollars) in loan obligations of the Company, including obligations owed to Foudy, Garcia and Smith.

The Merger

Under the terms of the Merger Agreement, ATB Media, Inc. will be merged with and into Sub, a wholly owned subsidiary of Acquiror, and the separate corporate existence of ATB Media, Inc. will cease.  The Sub will then be the surviving corporation operating under the name "ATB Media Acquisition Co., Inc."  The Merger Agreement provides for Acquiror to issue 2,000,000 shares of Common Stock and provide other consideration in exchange for all of the issued and outstanding shares of the ATB Media, Inc. Common Stock.  At the Effective Time, each share of ATB Media, Inc. Common Stock will be converted into the right to receive a proportionate amount of the 2,000,000 newly issued shares of Common Stock, $.001 par value per share, of the Acquiror.  In addition, Acquiror shall issue an additional 500,000 shares of its Common Stock to Acquiree shareholders upon the upgrade of KCAA radio in Loma Linda, California to 24 hour per day operations so long as such upgrade occurs within 12 months of Closing Date, and an additional 1,500,000 shares of its Common Stock to Acquiree shareholders upon KCAA receiving FCC approval of a power upgrade to at least 10,000 watts daytime so long as such FCC approval is received within 36 months of Closing Date.  The shares of Acquiror Common Stock will be issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The availability of Section 4(2) is contingent upon the satisfaction of certain criteria thereunder.

MANAGEMENT OF ACQUIROR

Directors, Executive Officers, Consultants, and Key Employees

The following sets forth information regarding each of the directors, executive officers, consultants and key employees of Acquiror.

Name	Age	Position
Michael Foudy	52	Director and Chairman of the Board
Joseph Vincent	60	Director and Vice-Chairman of the Board
Denison Smith	59	Director and Financial Advisor
Gerald Garcia	60	President, Chief Executive Officer and Director
Patrick J. Summers	47	Chief Financial Officer and Controller

The following is a brief summary of the business experience of each of the above-named individuals:

Michael Foudy

Mr. Foudy is Chairman of the Board of Acquiror. Prior to joining the Board, Mr. Foudy was a member of the management team that built the largest marketing communications company in the Southwestern United States during the 80s. Mr. Foudy is the control shareholder of ATB Media, which has financed the acquisition, relocation and construction of  KCAA, a radio station in Southern California slated to become AIMS radio Superstation.

Gerald Garcia

Mr. Garcia is president and CEO of Acquiror.  He has more than 30 years of successful media management experience for companies such as Gannett (VP of Gannett West Newspaper Group, Publisher of The Tucson Citizen), CapCities/ABC (Director of Newsroom Operations of The Kansas City Star), The Knoxville Journal (Publisher), The LA Newspaper Group (Editor, San Bernardino) and Gregory Welteroth Advertising Inc (President).

B. Joseph Vincent

Mr. Vincent is vice chairman of Acquiror.  He also serves as vice chairman of The Neighborhood Marketing Institute, IPG Integrated Power Group, Plc., and netVillage.com Incorporated.  Further, Mr. Vincent’s strategic practice includes serving personal consulting clients such as St. Joe/Arvida (N.Y.S.E. “JOE”), UCI Web Group, Inc., and The Communications Group, Inc.  Prior, Mr. Vincent was a founder, executive vice president and chief operating officer of Businesship International, Inc., a $3.5 billion private Saudi-American shareholder owned, multi-national investment holding company with major equities in information, education, distributive services and hospitality related asset based industries.

Denison Smith

Mr. Smith is a member of the Board of Directors of Acquiror.  Mr. Smith's experience includes serving as a legislative assistant to a member of the United States Congress, being an investment banker, and owning a company, which at one time employed over 800 brokers.  In addition to this experience, Mr. Smith was the founding shareholder and a member of the board of directors of Telecom Towers, Inc., a company which grew to be the third largest owner/operator of telecommunications towers in the United States before being sold to American Tower, a company listed on the New York Stock Exchange.

Patrick J. Summers

Prior to assuming the position of CFO and Controller for Acquiror, Mr. Summers served ten years at News USA, a national publicity firm as CFO/Controller and Executive Vice President, and has been a consultant in strategic planning and financial management to clients in various sectors since 1984.  He holds a graduate degree in Management Science, having conducted extensive research in organizational systems theory, and is a member of the Institute of Management Accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACQUIROR

The following table sets forth certain information regarding the beneficial ownership of shares of Acquiror Common Stock upon the completion of the Merger by: (i) each person who beneficially owns more than 5% of the Acquiror's Common Stock; (ii) each director and executive officer of the Acquiror; and (iii) all executive officers and directors of the Acquiror as a group.

Name of Directors, Officers and Beneficial Owner	Number of Shares(1)	Percentage Ownership of Acquiror Common Stock(2)
Michael Foudy	3,000,018	18%
B. Joseph Vincent	2,400,000	15%
Gerald Garcia	2,470,118	15%
Denison E. Smith	2,413,653	15%
Patrick J. Summers	-0-	-0-
All Directors and officers as a Group (5 persons)	10,283,789	63%

(1)

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days after the date of this Memorandum pursuant to the exercise of options, or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)

Calculated on the basis of 16,370,000 shares of Acquiror Common Stock outstanding.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a).  In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later that 60 days after April 19, 2004

         (b)  Pro Forma Financial Information.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(b).  In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later that 60 days after April 19, 2004.

(a)

Exhibits.

     Exhibit

SEC

Description of Exhibit

     Number

Reference

1

2

Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMS WORLDWIDE, INC.

Date:

May 3, 2004

/s/Gerald Garcia

Gerald Garcia

President